UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2016

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The Annual Meeting of Shareholders of Prudential Financial, Inc. (the “Company”) was held on May 10, 2016. Shareholders voted as follows on the matters presented for a vote.

1. The nominees for election to the Board of Directors were elected, each for a one-year term, based upon the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Thomas J. Baltimore, Jr.	279,691,729	11,067,082	1,226,194	37,079,132
Gilbert F. Casellas	283,826,474	6,897,883	1,260,384	37,079,132
James G. Cullen	277,659,262	13,074,738	1,250,570	37,079,132
Mark B. Grier	282,862,088	7,951,747	1,171,041	37,079,132
Martina Hund-Mejean	289,705,682	1,061,193	1,218,343	37,079,132
Karl J. Krapek	283,982,240	6,720,142	1,283,502	37,079,132
Peter R. Lighte	289,562,100	1,145,431	1,277,789	37,079,132
George Paz	289,598,749	1,123,620	1,263,200	37,079,132
Sandra Pianalto	289,860,344	953,518	1,171,668	37.079,132
Christine A. Poon	287,761,430	3,034,823	1,189,353	37,079,132
Douglas A. Scovanner	289,521,373	1,176,648	1,288,144	37,079,132
John R. Strangfeld	281,862,031	6,814,173	3,309,480	37,079,132
Michael A. Todman	287,607,264	3,127,837	1,250,710	37,079,132

2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2016 was approved based upon the following votes:

Votes for approval: 324,735,170

Votes against: 3,319,838

Abstentions: 1,009,368

There were no broker non-votes for this item.

3. The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers was approved based upon the following votes:

Votes for approval: 274,708,959

Votes against: 14,994,735

Abstentions: 2,281,434

Broker non-votes: 37,079,132

4. The proposal to approve the Prudential Financial, Inc. 2016 Omnibus Incentive Plan was approved based upon the following votes:

Votes for approval: 274,088,263

Votes against: 16,093,010

Abstentions: 1,804,924

Broker non-votes: 37,079,132

5. The shareholder proposal regarding an independent Board Chairman was not approved based on the following votes:

Votes for approval: 115,133,464

Votes against: 174,543,657

Abstentions: 2,306,575

Broker non-votes: 37,079,132

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2016

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Margaret M. Foran
	Name:	Margaret M. Foran
	Title:	Chief Governance Officer, Senior
Vice President and Corporate Secretary